As filed with the Securities and Exchange Commission on August 8, 2022
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HEARTLAND FINANCIAL USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	42-1405748
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

1398 Central Avenue
Dubuque, Iowa 52001
(563) 589-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bryan R. McKeag
Executive Vice President and Chief Financial Officer
Heartland Financial USA, Inc.
1398 Central Avenue
Dubuque, Iowa 52001
(563) 589-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jay L. Kim Executive Vice President, General Counsel and Chief Administrative Officer Heartland Financial USA, Inc. 700 Locust Street, Suite 400 Dubuque, Iowa 52001 (563) 589-2100	Cam C. Hoang Partner Dorsey & Whitney LLP 50 South Sixth Street, Suite 1500 Minneapolis, MN 55402 (612) 340-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of Securities Act. ☐
__________________________

HEARTLAND FINANCIAL USA, INC.
440,000 Shares
Common Stock, $1.00 Par Value
DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

    The Dividend Reinvestment and Stock Purchase Plan (the “Plan”), described herein, offers the holders of common stock, $1.00 par value, of Heartland Financial USA, Inc. (“HTLF”; also “we” or “us”) a simple and convenient method of increasing your holdings in our company by directly reinvesting your dividends and by making cash purchases of additional shares. Stockholders who participate in the Plan (“Participants”) may purchase additional shares of common stock by having their cash dividends automatically reinvested in shares of common stock. A Participant may elect to reinvest dividends on either all or a portion of his or her shares of common stock. Participants may also elect to purchase additional shares of common stock by making cash payments of not less than $500 or more than $50,000 per quarter.

    This Prospectus relates to 440,000 authorized and unissued or treasury shares of our common stock registered for sale under the Plan, together with any additional shares resulting from any stock splits, dividends, recapitalizations or similar transactions. Shares of common stock acquired for the Plan will generally be purchased in the open market or through privately negotiated transactions, but may also be purchased from us directly. For shares purchased in the open market or in negotiated transactions, the purchase price per share will be deemed to be the average price per share paid for all of the shares purchased for the Plan with the proceeds from a dividend. For shares purchased from us, the purchase price will be deemed to be the average of the closing price for a share of the common stock, as quoted on the Nasdaq National Market System for the five days on which our common stock was traded immediately preceding the date of purchase.

    Our common stock is currently quoted on the Nasdaq National Market System under the symbol “HTLF.” As of August 5, 2022, the closing price for a share of our common stock was $45.20.

    Stockholders who do not elect to participate in the Plan will continue to receive dividends, as declared and paid, by check or advice of credit. Participants may have their dividends, as declared and paid, automatically reinvested and participants may purchase additional shares under the Plan as further described herein.

    HTLF's principal executive offices are located at 1398 Central Avenue, Dubuque, Iowa 52001. Our telephone number for stockholder inquiries is (563) 589-2100.

The shares of common stock offered hereby are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Investing in HTLF's common stock involves risks. See “Risk Factors” beginning on page 1 of this prospectus and any risk factors described in HTLF’s Securities and Exchange Commission filings that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these common shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

i

The date of this Prospectus is August 8, 2022.

ii

RISK FACTORS

    An investment in HTLF's common stock involves risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our subsequent quarterly reports on Form 10-Q and other filings we make with the Securities and Exchange Commission (the "SEC"). It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. See also “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

Our Board of Directors has the power to issue series of preferred stock and to designate the rights and preferences of those series, which could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock.
    Under our restated certificate of incorporation, as amended, our Board of Directors has designated the 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E (the "Series E preferred shares"), and our Board may designate additional new series of preferred stock with the rights, preferences and privileges that it deems appropriate, including special dividend, liquidation and voting rights. The creation and designation of the Series E preferred shares and any additional new series of cumulative preferred stock could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock and, possibly, any other class or series of stock that is then in existence.

The market price of our common stock may be volatile, and this may make it difficult for holders to sell the common stock at the desired time and for the desired price.
    Risks that may impact HTLF's net income and the strength of its balance sheet depend on a number of factors, including the following: (i) COVID-19 Pandemic Risks, including risks related to the ongoing COVID-19 pandemic and measures enacted by the U.S. federal and state governments and adopted by private businesses in response to the COVID-19 pandemic, (ii) Economic and Market Conditions Risks, including risks related to changes in the U.S. economy in general and in the local economies in which HTLF conducts its operations and future civil unrest, natural disasters, terrorist threats or acts of war; (iii) Credit Risks, including risks of increasing credit losses due to deterioration in the financial condition of HTLF's borrowers, changes in asset and collateral values and climate and other borrower industry risks, which may impact the provision for credit losses and net charge-offs; (iv) Liquidity and Interest Rate Risks, including the impact of capital market conditions and changes in monetary policy on our borrowings and net interest income; (v) Operational Risks, including processing, information systems, cybersecurity, vendor, business interruption, and fraud risks; (vi) Strategic and External Risks, including competitive forces impacting our business and strategic acquisition risks; (vii) Legal, Compliance and Reputational Risks, including regulatory and litigation risks; and (viii) Risks of Owning Stock in HTLF, including stock price volatility and dilution as a result of future equity offerings and acquisitions. These and other factors are described in detail in HTLF's most recent Annual Report on Form 10-K, as updated by our subsequent quarterly reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus.

    General market fluctuations, industry factors and general economic and political conditions and events have caused a decline in HTLF's stock price in the past, and these factors, as well as interest rate changes, unfavorable credit loss trends, or unforeseen events such as terrorist attacks could cause HTLF's stock price to be volatile regardless of its operating results.

Stockholders may experience dilution as a result of future equity offerings and acquisitions.
    In order to raise capital for future acquisitions or for general corporate purposes, we may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at a price per share that may be lower than the current price. In addition, investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, may be higher or lower than the price paid by existing stockholders.

Certain banking laws and our charter documents may have an anti-takeover effect.
    Certain federal banking laws, including regulatory approval requirements; our Certificate of Incorporation, as amended (the “Certificate of Incorporation”); and our Bylaws, as amended (the "Bylaws") could make it more difficult for a third party to acquire HTLF, even if doing so would be perceived to be beneficial to HTLF’s stockholders. For example, the federal Change in Bank Control Act, Bank Merger Act, and Bank Holding Company Act, as well as certain similar state laws, require bank regulatory approvals for acquisitions of direct or indirect control of banks and bank holding companies, mergers of banks and other transactions that may result in a company becoming a bank holding company or where an existing banking holding company seeks to invest in another banking organization. Our Certificate of Incorporation provides for a staggered board of directors that makes it more difficult for a third party acquirer to replace an incumbent board that opposes a takeover. The combination of these provisions may inhibit a non-negotiated merger or other business combination, which, in turn, could adversely affect the market price of HTLF's common stock.

The payment of future dividends on shares of our common stock will be subject to the discretion of our Board of Directors and payment of dividends on shares of our preferred stock and will depend on the earnings and cash flows of our subsidiary banks, as well as other factors.
    HTLF has historically paid quarterly dividends on our shares of common stock. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will be subject to quarterly dividends payable on outstanding shares of preferred stock, including the Series E preferred shares, at the applicable dividend rate. In addition, HTLF is a holding company with no significant operations of its own. The primary source of funds for payment of our financial obligations and dividends to our stockholders is cash provided by our subsidiary banks. HTLF's ability to meet its financial obligations and pay dividends on the shares of common stock principally depends on the actual and projected earnings, cash flows, capital requirements and general financial position of our subsidiary banks, as well as regulatory restrictions, financial covenants, general business conditions and other factors that the Board of Directors may deem relevant.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    Any statements about HTLF's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These forward-looking statements are generally identified by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "project," "may," "will," "would," "could," "should," "opportunity," "potential" or other similar or negative expressions of these words or phrases. Although HTLF has made these statements based on management's experience, beliefs, expectations, assumptions and best estimate of future events, the ability of the company to predict results or the actual effect or outcomes of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which the company currently believes could have a material effect on its operations and future prospects include, among others, those described below and in the risk factors in HTLF's reports filed with the Securities and Exchange Commission
("SEC"), including the "Risk Factors" section under Item 1A of Part I of the company’s Annual Report on Form 10-K for the year ended December 31, 2021. These risks and uncertainties should be considered in evaluating forward-looking statements made by HTLF or on its behalf, and undue reliance should not be placed on these statements. There can be no assurance that other factors not currently anticipated by HTLF will not materially and adversely affect the company's business, financial condition and results of operations. In addition, many of these risks and uncertainties are currently amplified by and may continue to be amplified by the COVID-19 pandemic and the impact of varying governmental responses that affect HTLF’s employees, customers and the economies where they operate. All statements in this prospectus, including forward-looking statements, speak only as of the date they are made. HTLF does not undertake and specifically disclaims any obligation to publicly release the results of any revisions which may be made or to correct or update any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or to otherwise update any statement in light of new information or future events. Further information concerning HTLF and its business, including additional factors that could materially affect HTLF’s financial results, is included in the company’s filings with the SEC.

ABOUT HTLF
HTLF conducts a community banking business through eleven independently branded and chartered community banks (collectively, the "Banks") operating in the states of Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Each Bank serves a separate state banking market, with the exception of Kansas and Missouri which constitute a single banking market (collectively the "Bank Markets"). In the fourth quarter of 2021, HTLF completed evaluating the consolidation of its eleven bank charters as part of its ongoing efforts to improve operational efficiency. As a result, the HTLF Board of Directors approved a plan to consolidate its eleven bank charters into a single Colorado based charter, named "HTLF Bank," that will continue to operate under separate bank brands in each Bank Market.
    The principal business of our Banks consists of making loans to and accepting deposits from businesses and consumers. Our Banks provide full service commercial and consumer banking in their communities. Both our loans and our deposits are generated primarily through strong banking knowledge and customer relationships, guided by management that is actively involved in the community. Our lending and investment activities are funded primarily by core deposits. This stable source of funding is achieved by developing banking relationships with customers through value-added product offerings, competitive market pricing, convenience and high-touch personal service. Deposit products, which are insured by the FDIC to the full extent permitted by law, include checking and other demand deposit accounts, NOW accounts, savings accounts, money market accounts, certificates of deposit, individual retirement accounts and other time deposits. Loan products include commercial and industrial, commercial real estate, small business, agricultural, real estate mortgage, consumer, and credit cards for commercial, business and personal use.

We enhance the customer-centric local services in our Bank Markets with a full complement of value-added services, including wealth management, investment, retirement plan and insurance services. We provide contemporary technology solutions that provide our customers convenient electronic banking services and client access to account information through business and personal online banking, mobile banking, bill payment, remote deposit capture, treasury management services, credit and debit cards and automated teller machines.

Dubuque Bank and Trust Company, HTLF's oldest bank subsidiary, was originally incorporated in Iowa in 1935. HTLF was formed as an Iowa corporation to serve as its holding company in 1981, and HTLF reincorporated in Delaware on June 30, 1993.

Our principal executive offices are located at 1398 Central Avenue, Dubuque, Iowa 52001. Our telephone number is (563) 589‑2100. Our website address is https://www.htlf.com. The information on our website is not part of this prospectus or any prospectus supplement.

We refer you to the documents incorporated by reference in this prospectus, as described in the section “Where You Can Find More Information,” for more information about us and our businesses.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains these filings at http://www.sec.gov. These filings are also available on our website at https://www.htlf.com.

The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

•Our Annual Report on Form 10‑K for the year ended December 31, 2021;
•Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2022 and June 30, 2022;
•Current Reports on Form 8-K filed with the SEC on February 2, 2022; February 25, 2022; March 9, 2022; March 16, 2022; June 17, 2022; and July 25, 2022; and
•the description of our common stock included in our registration statements on Form 8‑A filed with the SEC, including any amendment or reports filed for the purpose of updating such description, and in any other registration statement or report filed by us under the Securities and Exchange Act, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

    Upon written or oral request, we will provide at no cost to each person, including any beneficial owner of common stock, to whom a prospectus is delivered, a copy of any or all information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for this information should be communicated to:

Investor Relations
Heartland Financial USA, Inc.
700 Locust Street, Suite 400
Dubuque, Iowa 52001
(563) 589-2100

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement relating to the offered securities. We have not authorized anyone to provide you with different information. We are not offering to sell any of the securities that may be offered hereby in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

DESCRIPTION OF THE PLAN

    The following question and answer format constitutes the Dividend Reinvestment and Stock Purchase Plan (the “Plan”).

1.WHAT IS THE PURPOSE OF THE PLAN?
    The purpose of the Plan is to provide participating stockholders with a simple and convenient method of investing cash dividends and making cash payments for the purchase of additional shares of common stock. Broadridge Corporate Issuer Solutions, Inc. (the "Administrator") will generally purchase shares of common stock in the open market or in negotiated transactions, but the Administrator may also purchase authorized but unissued or treasury shares of common stock directly from us. We will not receive any funds from the purchases of shares of common stock made by the Administrator in the open market or through privately negotiated transactions. If authorized but unissued shares or treasury shares of common stock are purchased from us for use in the Plan, we will apply the proceeds to general corporate purposes.

2.WHO IS ELIGIBLE TO PARTICIPATE?
    All holders of record of our common stock are eligible to participate in the Plan. Stockholders whose shares are registered in names other than their own (for instance, in the name of a broker dealer or bank nominee) must either become holders of record by having their shares transferred into their own names, or must instruct their broker dealer or nominee to act for them with respect to becoming a Participant and for any elections to be made under the Plan.

    Stockholders with questions regarding their eligibility to participate in the Plan should contact the Administrator using the contact information provided in Question 4.

3.WHAT ARE THE ADVANTAGES OF THE PLAN?
    Participants in the Plan will gain the following advantages:
•the ability to purchase additional shares of common stock automatically with no additional action required;
•reinvestment of dividends and cash purchases of additional shares of common stock without the payment of any brokerage commissions;
•full investment use of funds because the Plan is able to credit accounts with fractional shares; and
•the avoidance of cumbersome safekeeping and record-keeping costs due to the custodial service and reporting features are provided as part of the Plan.

4.WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?
    Broadridge Corporate Solutions, Inc. administers the Plan for us, serves as Administrator for Participants, keeps records, sends statements of account to Participants and performs other duties related to the Plan. Shares of common stock purchased under the Plan will be registered in the name of the Administrator (or its nominee) and credited to the account of individual Participants. Any correspondence regarding the Plan should be directed to the Administrator through one of the below methods:

Internet	http://shareholder.broadridge.com/htlf Available 24 hours a day, 7 days a week for access to account information and answers to many common questions and general inquiries.

Email	shareholder@broadridge.com

Telephone	1-866-741-7520 Toll-Free 1-720-414-6853 outside the United States

Standard Mail	Broadridge Corporate Issuer Solutions PO Box 1342 Brentwood, NY 11717

Overnight Mail	Broadridge Corporate Issuer Solutions Attn: IWS 1155 Long Island Ave Edgewood, NY 11717

    The Administrator is not acting as a broker dealer and will not execute any purchase or sale on behalf of Participants.  Rather, the Administrator will forward Participants' requests to purchase or sell shares under the Plan to a broker dealer appointed by the Administrator, including possibly a broker dealer affiliated with the Administrator, who will execute the transaction.

5.HOW DOES A PERSON PARTICIPATE?
    Stockholders may join the Plan by completing and signing an Enrollment Form and returning it to the Administrator or by logging into their stockholder account at http://shareholder.broadridge.com/htlf. Such authorization will be effective as of the first dividend payment date after receipt by the Administrator of the Enrollment Form or online enrollment, provided that it is received at least five business days prior to the record date for that dividend. All authorizations currently on file are deemed to remain in effect until terminated by the respective stockholders. Additional Enrollment Forms may be obtained online or by contacting the Administrator.

    Stockholders who wish to purchase additional shares by making cash payments may enroll in the Plan by completing an Enrollment Form to open a stockholder account and by making cash payments of not less than $500 and not more than $50,000 or by authorizing automatic quarterly cash withdrawals within the same limits.

    A Participant may elect at any time to change his or her level of participation by requesting and executing a new Enrollment Form and returning it to the Administrator or by logging onto the Participant’s stockholder account at http://shareholder.broadridge.com/htlf.

6.WHAT ARE THE FEATURES UNDER THE PLAN?
    Participants may elect to reinvest dividends on either all or a portion of their certificated shares of common stock then or subsequently held, and reinvest dividends paid on all or a portion of shares of common stock held or subsequently held by the Plan. The Administrator will automatically reinvest all dividends paid on shares of common stock held by the Plan until participation with respect to these shares is terminated. Information regarding the termination of participation is provided in Question 20.

    Participants may also contribute cash to the Plan in amounts not less than $500 and not more than $50,000 per quarter to be used by the Administrator to purchase (through a registered broker dealer which may be an affiliate of Administrator) additional shares of common stock for the Participant’s Account (see Questions 23-26), and Participants may also send to the Administrator for safekeeping any certificated shares of common stock which they currently hold or subsequently acquire (see Question 16). A stockholder does not need to directly participate in the Plan to take advantage of having the Administrator hold their shares for safekeeping.

7.WHEN MAY A PERSON JOIN THE PLAN?
    A stockholder may join the Plan at any time. If the Administrator receives a Participant’s Enrollment Form at least five business days prior to the record date established for a particular dividend, reinvestment will commence with that dividend. We currently pay dividends on or about the 1st day of March, June, September and December and the record date is approximately two weeks prior to the payable date. If the Enrollment Form is received after the fifth business day prior to the record date established for a particular dividend, then the reinvestment of dividends will not begin until the next dividend payment date. If a cash payment is received by the deadlines described in Question 24, the Administrator will arrange for the purchase of common stock with the cash payment received from a Participant at the same time as purchases of shares for the dividend reinvestment portion of the Plan (within 30 days of the dividend payment date), and the shares purchased will be enrolled in the dividend reinvestment portion of the Plan.

8.HOW DOES THE REINVESTMENT OF DIVIDENDS WORK?
    The Plan works automatically. Instead of sending dividend payments on participating shares to Participants, we forward these payments to the Administrator. The Administrator will automatically reinvest such funds, reduced by any required withholding for federal income tax purposes, in additional shares of common stock.

9.WHEN AND AT WHAT PRICE WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?
    The Administrator will use dividend proceeds to purchase common stock as soon as practicable (typically within five business days), but in no event later than 30 days, after the payment date of the dividend, except where necessary to comply with federal securities laws. Shares may be purchased in the open market, in negotiated transactions or from us. We will not pay interest on cash payments held pending investment.

For shares purchased in the open market or negotiated transactions, the Administrator will require the broker dealer engaged by the Administrator (which broker dealer may be an affiliate of Administrator) to purchase common stock with any cash payment received from a Participant at the same time it purchases shares for the dividend reinvestment portion of the plan (within 30 days of the dividend payment date). The broker dealer engaged by the Administrator may purchase shares of common stock in the open market, as such market exists, at the then prevailing market price. If shares are purchased in the open market, it is unlikely that all of the shares purchased for Participants on any given purchase date will be purchased at the same time and the same price. For shares purchased in the open market or in negotiated transactions, the purchase price per share will be deemed to be the average price per share paid for all of the shares purchased for the Plan with the proceeds from a dividend. In making purchases for each Participant’s account, the Administrator may commingle such Participant’s funds with those of other Participants.

For shares purchased from us, the purchase price will be deemed to be the average of the closing price for a share of the common stock, as quoted on the Nasdaq National Market System for the five days on which our common stock was traded immediately preceding the date of purchase.

The Plan assumes that each Participant will use the first-in, first-out (“FIFO”) method when determining the tax basis of any shares sold. Participants may designate their preference for the last-in, first-out ("LIFO") method of determining the tax basis of shares by identifying this preference in writing to the Administrator.

10.HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS?
    The number of shares to be purchased depends upon the number of shares the Participant has participating in the Plan; the amount of dividends paid on those shares, as reduced by any withholding for federal income tax purposes; the amount of cash payments into the Plan; and the purchase price of the common stock. Each Participant’s account will be credited with the number of shares, including fractions computed to four decimal places, purchased under the Plan.

11.ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?
    With the exception of sales transactions, special statement reporting, fees for re-registering or transferring shares, and fees for the additional services described below, we will pay all brokerage commissions, service charges, and other costs associated with the administration of the Plan. We will pass through any commissions and service charges on the sale of shares. The Administrator will assess normal processing fees for special statements and for transferring or re-registering shares, and the Administrator will assess additional fees for the following services:

Historical Research Fee Replacement Check Fee Overnight Mailings Batch Order Sales Fee Market Order Sales Fee Limit Order Sales Fee
$25.00/request
$15.00/request
$25.00/mailing
$20/ transaction plus $0.03 per share brokerage commission
$30/ transaction plus $0.03 per share brokerage commission
$30/ transaction plus $0.03 per share brokerage commission

    There are no fees for returned checks, insufficient funds and certificate issuances.

12.WHAT KINDS OF REPORTS WILL BE SENT TO PARTICIPANTS?
    Following each purchase of shares for a Participant’s account, the Administrator will mail to the Participant a statement of account showing the amount invested, purchase price, number of shares purchased, service charges (which will generally be zero) and other similar information for the year-to-date. These statements will be a complete record of each Participant’s purchases and should be retained for income tax and other purposes. In addition, each Participant will receive copies of all communications sent to record holders of common stock, including instructions to access our Annual Report to Stockholders, a notice of the annual meeting, proxy statements and Internal Revenue Service (“IRS”) information for reporting dividend income received.

13.WILL DIVIDENDS PAID ON THE SHARES OF COMMON STOCK HELD IN PARTICIPANTS' ACCOUNTS UNDER THE PLAN BE AUTOMATICALLY REINVESTED?
    As the record holder for any shares of common stock held in Participants’ accounts under the Plan, the Administrator will receive dividends paid on all such shares held by the Plan on the dividend record date, will credit such dividends to individual Participants’ accounts on the basis of full and fractional shares held and will automatically reinvest such dividends, reduced by any withholding for federal income tax purposes.

14.MAY A PARTICIPANT CHANGE OPTIONS UNDER THE PLAN?
    A Participant may elect at any time to change his or her level of participation by requesting and executing a new Enrollment Form and returning it to the Administrator or by logging into the Participant’s stockholder account at http://shareholder.broadridge.com/htlf. Enrollment Forms may be obtained by contacting the Administrator. Changes in the level of participation will be effective in the same manner as the initial authorization for participation.

15.WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?
    No certificates will be issued for the shares purchased with dividends unless expressly requested by the Participant. Shares will be purchased by the Administrator through a broker dealer engaged by the Administrator (which broker dealer may be an affiliate of Administrator) or from us. Shares purchased for a Participant’s account will be registered in the name of the Administrator or its nominee and will be held by the Administrator for safekeeping. This feature protects against loss, theft or destruction of stock certificates. The number of shares credited to the account of a Participant under the Plan will be shown on the statement of account sent to each Participant. Certificates representing fractional shares will not be issued under any circumstances.

16.HOW DOES THE SHARE "SAFEKEEPING" SERVICE WORK?
    In addition to retaining the shares purchased under the Plan, the Administrator provides a “safekeeping” service under which any certificated shares of common stock sent by a Participant to the Administrator for safekeeping will be deposited into the Participant's name in electronic, book entry form. Any stockholder may participate in the “safekeeping” service, regardless of whether they are participating in the Plan.

    If a stockholder would like the Administrator to hold shares which he or she currently holds or subsequently acquires, the stockholder should send the certificates to the Administrator at the address provided in Question 4 with instructions to deposit the shares in electronic, book entry form. There is no charge for the safekeeping service. Stockholders may at any time request that certificates be issued for all or a portion of their shares held for safekeeping by contacting the Administrator in writing. Certificates for fractional shares will not be issued.

17.MAY A PARTICIPANT RECEIVE CERTIFICATED SHARES PURCHASED UNDER THE PLAN?
    A Participant may at any time withdraw all or a portion of the shares credited to his or her account under the Plan and receive certificates representing such shares by notifying the Administrator in writing that he or she wishes to withdraw shares and specifying the number of whole shares to be received. This notice should be mailed to the Administrator at the address provided in Question 4. Certificates for whole shares of common stock which are withdrawn will be registered in the name of and issued to the Participant. In no case will certificates representing fractional shares be issued.

    All future dividends paid on shares withdrawn pursuant to this question and on shares remaining in the Participant’s account will continue to be reinvested until five days after the Administrator receives written notice of termination (see Question 20).

18.WHAT HAPPENS TO ANY FRACTIONAL SHARES WHEN A PARTICIPANT REQUESTS CERTIFICATED SHARES FROM THE PLAN?
    If a Participant’s account from which the complete withdrawal of shares is requested contains a fractional share, a cash payment equal to the current market price of the common stock, as determined by the Administrator, multiplied by such fraction, together with certificates for the whole shares, will be mailed directly to the Participant.

19.WHAT HAPPENS TO A PARTICIPANT'S PLAN ACCOUNT IF ALL CERTIFICATED SHARES OF COMMON STOCK IN THE PARTICIPANT'S OWN NAME ARE TRANSFERRED OR SOLD?
    If a Participant disposes of all shares of common stock for which they hold certificates or which are held by a broker dealer on their behalf (i.e., shares which are not held by the Plan), dividends on all shares of common stock held by the Administrator in the Participant’s account, including dividends paid on shares held by the Administrator for safekeeping, will continue to be reinvested until the Administrator is notified that the Participant wishes to completely or partially terminate his or her participation in the Plan.

20.HOW DOES A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?
    Participants may completely or partially discontinue the reinvestment of their dividends and/or automatic quarterly cash withdrawals under the Plan at any time by notifying the Administrator in writing or via the stockholder portal to that effect. Notice of complete or partial termination of participation in the Plan should be sent to the Administrator at the address provided in Question 4. To prevent the reinvestment of dividends in accordance with the Plan, notice of termination must be received at least five days prior to the dividend record date for the next dividend to be paid. Cash payments received generally will be final and nonrefundable and will be invested as described in Question 26.

21.WHAT HAPPENS IF WE ISSUE A STOCK DIVIDEND OR STOCK SPLIT?
    Any stock dividend or shares resulting from stock splits with respect to shares held in a Participant’s account will be credited to the Participant’s account, and all dividends paid on such shares will be reinvested until the Participant terminates his or her participation in the Plan with respect to such shares (see Question 20).

22.HOW WILL A PARTICIPANT'S SHARES BE VOTED AT EACH MEETING OF STOCKHOLDERS?
    Each Participant will be sent instructions to vote both the shares registered in his or her own name and the shares held in his or her Plan account. When signed and returned, or properly submitted by telephone or online, such proxies will be voted as directed. If the Participant does not have shares registered in his or her own name, the Participant will be sent instructions to indicate how the shares held in his or her Plan account are to be voted. If a Participant does not vote by telephone or online, does not return a proxy card or instruction form, or if the proxy card or instruction form is returned unsigned by the Participant, none of the Participant’s shares to which the proxy pertains will be voted.

23.HOW DOES THE CASH FEATURE OF THE PLAN WORK?
    Participants may purchase additional shares of common stock in addition to those shares purchased through the reinvestment of dividends by making cash payments to the Administrator (as provided in Question 24). No cash payment may be in an amount less than $500 or more than $50,000 per Participant account per quarter. The Administrator will purchase (through a registered broker dealer which may be an affiliate of Administrator) common stock with any cash payment received from a Participant at the same time it purchases shares for the dividend reinvestment portion of the plan (within 30 days of the dividend payment date), and the shares purchased will be enrolled in the dividend reinvestment portion of the Plan. We will not pay interest on cash payments held pending investment. We reserve the right to deem any two or more Plan accounts to be “affiliated accounts,” in our sole discretion and without prior notice, and to further limit the aggregate quarterly amount of cash purchases which may be made by any such affiliated accounts.

24.HOW ARE CASH PAYMENTS MADE?
    An initial cash payment may be made by a Participant by enclosing a check or money order, payable to “Broadridge Corporate Solutions, Inc.”, or by authorizing a one-time or recurring direct debit (ACH), with the completed Enrollment Form.

The Administrator will not accept payments made in cash. For subsequent cash payments by check, the Participant should send the check in an amount of not less than $500 or more than $50,000 to the Administrator with a completed cash payment form, which form will be attached to each statement of account sent to Participants. Checks will be cashed upon receipt and monies held until the dividend payment date. Funds must be received at least two business days prior to the dividend payment date, to be included in the purchase. A Participant may also authorize automatic quarterly cash withdrawals of at least $500 but not more than $50,000. One-time or recurring direct debits will be pulled from the Participant's bank account on the 25th of the month prior to the dividend payment date. Dividends are currently paid on or about the 1st day of March, June, September and December.

    As an added security measure, Broadridge may apply a five business day hold period to the initial setup of banking account information or changes made to the established banking account information by the Participant, for purpose of direct debits.

25.IS THERE AN OBLIGATION TO MAKE CASH PAYMENTS?
    There is no obligation to make a cash payment in any quarter, and the same amount of cash payment need not be made each quarter. However, no cash payment will be accepted in an amount less than $500 or more than $50,000 per quarter for each Plan account.

26.MAY CASH PAYMENTS BE RETURNED TO PARTICIPANTS?
    Cash payments received generally will be final and nonrefundable. Cash payments are generally invested into shares of common stock within 30 days of the next dividend payment date. Additionally, the Administrator will return, without interest, any cash payments sent to the Administrator if the Administrator determines that the purchase of shares with such amounts is impracticable or if HTLF has advised the Administrator that the amounts will be used by an affiliated account (see Question 23) for impermissible purchases.

27.CAN PARTICIPANTS SELL SHARES THROUGH THE ADMINISTRATOR?
    A Participant may sell any or all shares held in the Plan by notifying the Administrator in writing, by phone or by logging into the Participant’s stockholder account at http://shareholder.broadridge.com/htlf. Shares enrolled in the Plan but held by the Participant in certificated form may also be sold through the Administrator after depositing these shares with the Administrator. Any sale by the Administrator will be through a registered broker dealer which may be an affiliate of the Administrator. Any brokerage commission or service charge (see Question 11), any amount required to be withheld for income tax purposes and any applicable transfer taxes incurred in connection with the sale of shares by the Administrator will be deducted from the proceeds of such sale. Unless the Participant elects to sell shares using a market or day limit order, sales will generally be made in batch orders within five business days following receipt of the request to sell, but the Administrator reserves the right to delay the execution of such sales for up to 30 days if market conditions or administrative factors make an earlier sale impracticable. Proceeds will be sent to the respective Participant as soon as is practicable following the sale of the shares.
    Participants may instruct the Administrator to sell shares under the Plan through a batch order, market order, or day limit order, however all sales options may not be available at all times.
•Batch Order: The Administrator will combine each request to sell through the Plan with other Participant sale requests for a batch order. Shares are then periodically submitted in bulk to a broker dealer for sale on the open market. Shares generally will be sold within days following the receipt of the request to sell, but the Administrator reserves the right to delay the execution of such sales for up to 30 days if market conditions or administrative factors make an earlier sale impracticable. Bulk sales may be executed in multiple transactions and over more than one day depending on the number of shares being sold and current trading volumes. Once entered, a batch order request cannot be canceled.
•Market Order: The Participant’s request to sell shares in a market order will be at the prevailing market price when the trade is executed. If such an order is placed during market hours, the Administrator will promptly submit the shares to a broker dealer for sale on the open market. Once entered, a market order request cannot be canceled. Sales requests submitted near the close of the market may be executed on the next trading day, along with other requests received after market close.
•Day Limit Order: A day limit order is an order to sell securities when and if the stock reaches a specific trading price on a specific day. The order is automatically canceled if the price is not met by the end of that day (or, for orders placed after-market hours, the next day the market is open). All limit orders are considered irrevocable upon final submission of the order and cannot be canceled within market trading hours. Depending on the current trading activity of that security, there may not be a market for the Participant's request and the order could be canceled at the end of the trading day resulting in no sale of such shares. Should the Participant submit a limit order that falls under the current trading price at the time of receipt by the broker-dealer utilized by the Plan, there is a chance the order will be canceled upon receipt if it exceeds certain pricing thresholds meant to protect the Participant from erroneous entries. Please check your account transaction upon the submission of any limit orders submitted to ensure it was properly received and accepted. The order may be canceled by the applicable stock exchange or by the broker dealer engaged by the Administrator due to certain restrictions.
    Alternatively, Participants may choose to sell shares in their Plan account through a broker dealer of their choice, in which case they should contact their broker dealer about transferring shares from their Plan account to their brokerage account.

28.ARE THERE ANY RESTRICTIONS ON THE TRANSFERABILITY OF COMMON STOCK PURCHASED UNDER THE PLAN?
    In general, no resale restrictions should apply to the resale or other transfer of shares of common stock purchased under the Plan. The shares of common stock to be purchased by the Administrator for Participants generally will have been registered by us pursuant to the federal securities laws, although the Administrator may purchase shares in the open market or in private transactions which have not been so registered. In either case, certain resale restrictions may apply if a Participant is an affiliate of HTLF (for example, an officer, director, major stockholder, or a relative of any such person). Any sale by the Administrator will be through a registered broker dealer which may be an affiliate of the Administrator.

29.WHO INTERPRETS THE PLAN?
    Any questions of interpretation arising under the Plan will be determined by HTLF’s Compensation Committee of the Board of Directors, or by an authorized officer with respect to any determinations regarding affiliated accounts (see Question 23), and any such determinations will be final.

30.MAY THE PLAN BE CHANGED OR DISCONTINUED?
    While we expect to continue the Plan indefinitely, we may modify, amend, suspend, or terminate the Plan, or any stockholder’s interest therein, at any time, including the period between a dividend record date and the related dividend payment date, upon the giving of 90 days prior written notice to each affected Participant and, in the case of the modification, amendment, suspension, or termination of the Plan, 30 days prior written notice to each non-participating stockholder. If the Plan is amended or restated, a current participant will automatically be enrolled unless the Participant gives written notice to the contrary. We also reserve the right to terminate any stockholder’s participation in the Plan at any time.

31.WHAT IS THE RESPONSIBILITY OF THE PLAN ADMINISTRATOR?
    In administering the Plan, neither we nor the Administrator will be liable for any act done in good faith or for any good faith omission to act including, without limitation, any claim or liability arising from:
•the failure to terminate a deceased Participant’s account prior to receipt by the Administrator of written notice of such death; or
•the prices at which shares are purchased for a Participant’s account; or
•the time when purchases are made; or
•any fluctuations in the market value of the common stock; or
•the failure to make cash purchases for any account deemed to be an affiliated account.

    Neither HTLF, the Administrator nor their respective affiliates can provide any assurance of a profit or protection against a loss with respect to any shares purchased or held for safekeeping under the Plan.

               In no event will the Administrator or HTLF be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Administrator or HTLF has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Administrator reserves the right to resign as Plan administrator upon notice to Plan Participants. In addition, the Administrator reserves the right to interpret and regulate the Plan as it deems necessary or desirable in connection with its administration. The Administrator does not provide advice and makes no recommendations with respect to purchasing or selling shares of common stock. Any decision to purchase or sell must be made by each individual Participant based on his or her own research and judgment. Nothing herein shall be deemed to constitute an offer to sell or a solicitation to buy share(s) of common stock.

The Administrator is not a registered broker dealer and does not endorse or recommend the services of any brokerage company. Any Participant utilizing the Plan will not be a brokerage customer of the Administrator. The Administrator’s role in administering the Plan is purely ministerial and clerical. Additionally, the Administrator does not warranty or guarantee execution quality or fulfillment of transaction requests.

UNITED STATES FEDERAL INCOME TAX INFORMATION
THE INFORMATION SET FORTH BELOW IS ONLY A SUMMARY AND DOES NOT CLAIM TO BE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. TAX CONSEQUENCES VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES AND MAY BE AFFECTED BY FUTURE LEGISLATION, IRS RULINGS AND REGULATIONS AND COURT DECISIONS. ACCORDINGLY, PARTICIPANTS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.
______________________________

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
    Dividend Income. Reinvested dividends are treated for federal income tax purposes in the same manner as if the Participant had received the dividends in cash on the applicable dividend payment date. Brokerage commissions and investment fees paid by HTLF on behalf of a Participant are treated as taxable dividend income to the Participant and reported accordingly.
    Distributions will be treated as dividends for federal income tax purposes to the extent of HTLF’s current or accumulated earnings and profits. Distributions in excess of HTLF’s current or accumulated earnings and profits will reduce a Participant’s tax basis in the shares with respect to which the dividend was received, and, to the extent in excess of basis, result in capital gain.
    Dividends received by a corporate Participant will be eligible for the dividends-received deduction if the Participant meets certain holding period and other applicable requirements.
    Cost Basis of Shares. For federal income tax purposes, the cost basis of shares (or any fraction of a share) purchased with reinvested dividends or optional cash investments is the purchase price of the shares, plus any related brokerage commissions and investment fees treated as taxable dividend income.
    This Plan assumes that each Participant will use the first-in, first-out (“FIFO”) method when determining the tax basis of any shares sold. Participants may designate their preference for a last-in, first-out (“LIFO”) method of determining the tax basis of shares by identifying this preference in writing to the Administrator. Each Participant should consult with their tax advisor regarding which tax basis method is appropriate for such Participant.
    Gains and Losses from the Sales of Shares. Participants do not realize any taxable income when stock certificates for full shares are credited to Plan accounts. Participants may realize gain or loss, however, at the time the shares are sold by the Administrator or by the Participant after withdrawal of the shares from the Plan. In addition, terminating Participants will recognize gain or loss with respect to fractional shares sold. The amount of realized gain or loss in each case is the difference between the amount the Participant receives for the shares or fractional shares sold and the Participant’s cost basis in those shares. This gain or loss will be capital gain or loss provided the Participant holds the shares as a capital asset, which is usually the case. Any capital gain will be taxed at long-term rates if the shares are held for more than one year and at short-term rates if held for one year or less.

    IRS Reports. The Administrator reports dividend income to Participants and the IRS on Form 1099-DIV. The Administrator reports the proceeds from the sale of Plan shares to the selling Participants and the IRS on Form 1099-B.
    Dividends Subject to Withholding. A Participant’s dividends are subject to federal withholding if the Participant fails to provide a taxpayer identification number to the Administrator. Dividends of Participants residing in certain foreign countries may also be subject to federal withholding. In any case in which federal income taxes are required to be withheld, the Administrator reinvests an amount equal to the dividends less the amount of tax withheld. For IRS reporting purposes, the amount of the dividend withheld is included in the dividend income. Account statements will reflect the amount of dividends reinvested and tax withheld.

USE OF PROCEEDS

    We will not receive any proceeds from the Plan on purchases made on the open market or in privately negotiated transactions. Net proceeds to us from the sale of treasury or authorized but unissued shares of common stock to the Plan will be used for general corporate purposes, including investments in or advances to our subsidiaries.

VALIDITY OF SECURITIES

    The validity of the issuance of the common stock offered through this Prospectus is being passed upon for us by Dorsey & Whitney LLP.

EXPERTS

    The consolidated financial statements of our company as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of KPMG LLP as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

    The following table sets forth the various expenses in connection with the sale and distribution of the common stock being registered. All amounts shown are estimates, except the SEC’s registration fee:

SEC registration fee	$—
Printing and mailing expenses	5,000
Fees and expenses of legal counsel	15,000
Accounting and related expenses	15,000
Blue sky fees and expenses	1,000
Plan administrator's fees and expenses	1,000
Total fees and expenses	$37,000

Item 15. Indemnification of Directors and Officers.

    HTLF is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorney’s fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

Article IX of HTLF’s Certificate of Incorporation provides that any person who is or was a director or officer of HTLF, and each person who serves at the request of HTLF as a director, officer or partner of another enterprise, shall be indemnified in accordance with, and to the fullest extent authorized by, the DGCL.

Article VIII of HTLF’s Bylaws provides that HTLF is required to indemnify its directors and officers under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary. Article VIII of the Bylaws also provides that HTLF may advance expenses to its directors and officers as incurred in connection with proceedings against them for which they may be indemnified.

HTLF also carries directors’ and officers’ liability insurance.

Article X of the Certificate of Incorporation provides that, to the full extent permitted by the DGCL, a director of HTLF shall not be liable to HTLF or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 16. Exhibits.

Number	Description
3.1
Restated Certificate of Incorporation of Heartland Financial USA, Inc. and Certificate of Designation of Series A Junior Participating Preferred Stock as filed with the Delaware Secretary of State on June 10, 2002 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10‑Q filed on November 10, 2008).

3.2
Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. as filed with the Delaware Secretary of State on July 30, 2009 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10‑Q filed on August 10, 2009).

3.3
Certificate of Designation of Senior Non-Cumulative Perpetual Preferred Stock, Series C, as filed with the Delaware Secretary of State on September 12, 2011 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 15, 2011).

3.4
Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. as filed with the Delaware Secretary of State on May 28, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10‑Q filed on August 6, 2015).

3.5
Certificate of Designation of 7% Senior Non-Cumulative Perpetual Convertible Preferred Stock, Series D, as filed with the Delaware Secretary of State on February 5, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 11, 2016).

3.6
Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. as filed with the Delaware Secretary of State on May 18, 2017 (incorporated by reference to Exhibit 3.4 to the Registrant's Amendment No. 2 to it Form S-4 Registration Statement filed on May 18, 2017).

3.7
Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. as filed with the Delaware Secretary of State on August 28, 2018 (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed on November 6, 2018).

3.8
Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. as filed with the Delaware Secretary of State on June 4, 2019 (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed on August 7, 2019).

3.9
Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. as filed with the Delaware Secretary of State on June 6, 2019 (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q filed on August 7, 2019).

3.10
Certificate of Designation of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, filed with the Secretary of State of the State of Delaware and effective June 25, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on June 26, 2020).

3.11
Amended and Restated ByLaws of Heartland Financial USA, Inc. Amended and Restated as of March 16, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 6, 2021).

4.1	Form of Specimen Stock Certificate for Heartland Financial USA, Inc. common stock (incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-4 (File No. 33-76228) filed on May 4, 1994).

4.2
Form of certificate representing the 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on June 26, 2020).

4.3
Deposit Agreement, dated June 26, 2020, by and among Heartland Financial USA, Inc., Broadridge Corporate Issuer Solutions, Inc. and the holders from time to time of Depositary Receipts described therein (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed on June 26, 2020).

4.4	Form of Depositary Receipt representing Depositary Shares (incorporated by reference to Exhibit 4.2 to the Registrant's Form 8-K filed on June 26, 2020 ).

4.5
Amended and Restated Shareholder Voting Agreement, dated October 19, 2020, by and among AIM Bancshares, Inc., AimBank, Heartland Financial USA, Inc., First Bank & Trust, and certain holders of Common Stock (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-4/A filed on October 19, 2020).

5.1*	Opinion of Dorsey & Whitney LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney.

107*	Filing Fee Table.

* Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above under Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dubuque, State of Iowa, on the 8th day of August, 2022.

HEARTLAND FINANCIAL USA, INC.
By:	/s/ Bruce K. Lee
Bruce K. Lee President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 8th day of August, 2022.

Signature	Title

/s/ Bruce K. Lee	President, Chief Executive Officer and Director (principal executive officer and duly authorized officer)
Bruce K. Lee

/s/ Bryan R. McKeag	Executive Vice President and Chief Financial Officer (principal financial officer)
Bryan R. McKeag

/s/ Janet M. Quick	Executive Vice President and Deputy Chief Financial Officer (principal accounting officer)
Janet M. Quick

*	Director
Robert B. Engel

*	Director
Thomas L. Flynn

*	Director
Lynn B. Fuller

*	Director
Jennifer K. Hopkins

*	Director
Christopher S. Hylen

*	Director
Susan G. Murphy

*	Chairman
John K. Schmidt

*	Director
Martin J. Schmitz

*	Director
Kathryn Graves Unger

*	Director
Duane E. White

* /s/ Jay L. Kim	Attorney-in-Fact
Jay L. Kim

*    Jay L. Kim, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the registrant pursuant to powers of attorney duly executed by such persons.